UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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ALDEYRA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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April 25, 2016

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Aldeyra Therapeutics, Inc. that will be held on Thursday, June 9, 2016 at 10:00 a.m. local time, at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, One Marina Park Drive, Suite 900, Boston, MA 02210.

Details regarding admission to the Annual Meeting and the business to be conducted are described in the accompanying proxy materials. Also included is a copy of our 2016 Annual Report. We encourage you to read this information carefully.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy card, if you have requested one. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Please review the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail regarding each of these voting options.

Thank you for your ongoing support of Aldeyra.

Very truly yours,

Todd C. Brady, M.D., Ph.D.

Chief Executive Officer, President and Director

ALDEYRA THERAPEUTICS, INC.

131 Hartwell Avenue, Suite 320

Lexington, Massachusetts 02421

NOTICE OF ANNUAL MEETING

FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Thursday, June 9, 2016 at 10:00 a.m. local time.

Place:	Offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, One Marina Park Drive, Suite 900, Boston, MA 02210.

Items of Business:

Proposal 1:   To elect the two directors named in the proxy statement accompanying this notice to serve as Class II directors until the annual meeting held in 2019 and until their successors are duly elected and qualified.

Proposal 2: To ratify the appointment of BDO USA, LLP as Aldeyra Therapeutics, Inc.’s independent registered public accounting firm for the year ending December 31, 2016.

Proposal 3: To approve an amendment to our 2013 Equity Incentive Plan (2013 Plan) to increase the aggregate number of shares authorized for issuance under the plan.

Proposal 4: To approve our 2016 Employee Stock Purchase Plan.

To transact such other business as may properly come before the annual meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Adjournments and Postponements:	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote if you were a stockholder of record as of the close of business on April 15, 2016.

Voting:	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and vote on the Internet or by telephone or submit your proxy card, if you have requested one, as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About Procedural Matters.”

A Notice of Internet Availability of Proxy Materials (Notice) has been mailed to stockholders of record on or about April 25, 2016. The Notice contains instructions on how to access our proxy statement for our 2016 Annual Meeting of Stockholders and our 2015 annual report to stockholders on Form 10-K (together, the proxy materials). The Notice also provides instructions on how to vote online, by telephone or by mail and includes instructions on how to receive a paper copy of proxy materials by mail. The proxy materials can be accessed directly at the following Internet address: www.proxyvote.com.

If you have any questions regarding this information or the proxy materials, please visit our website at www.aldeyra.com or contact David Burke at our investor relations firm, The Ruth Group, at (646) 536-7009.

All stockholders are cordially invited to attend the annual meeting in person.

By order of the board of directors,

Todd C. Brady, M.D., Ph.D.

Chief Executive Officer, President and Director

This notice of annual meeting, proxy statement and accompanying form of proxy card are being made available on or about April 25, 2016.

Page
QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS	1

Annual Meeting	1
Stock Ownership	2
Quorum and Voting	2
Stockholder Proposals and Director Nominations	5
Additional Information about the Proxy Materials	6

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 9, 2016	7

PROPOSAL 1 — ELECTION OF DIRECTORS	8

General	8
Nominees for Election as Class II Directors at the Annual Meeting	8
Information Regarding the Nominees and Other Directors

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	13

General	13
Principal Accounting Fees and Services	13
Pre-Approval of Audit and Non-Audit Services	13

PROPOSAL 3 — TO APPROVE AN AMENDMENT TO OUR 2013 EQUITY INCENTIVE PLAN (2013 PLAN) TO INCREASE THE AGGREGATE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN.	14

General	14
Background and Reason for the Proposal	14
Equity Compensation Plan Information	14
Material Terms of 2013 Plan	15
New Plan Benefits and Option Grant Table	18
Required Vote and Recommendation of the Board of Directors for Proposal 3	20

PROPOSAL 4 — TO APPROVE OUR 2016 EMPLOYEE STOCK PURCHASE PLAN	21

General	21
Summary of the 2016 Plan	21
Certain U.S. Federal Income Tax Consequences	22
New Plan Benefits	22
Required Vote and Recommendation of the Board of Directors for Proposal 4	23

CORPORATE GOVERNANCE	24

Code of Conduct	24
Board Composition	24
Director Independence	24
Board Leadership Structure	25
Board Committees	25
Compensation Committee Interlocks and Insider Participation	27
Meetings of the Board of Directors	27
Stockholder Recommendations for Nominations to the Board of Directors	27
Board Oversight of Risk	27
Director Compensation	28
Stockholder Communications with the Board of Directors	29

ALDEYRA THERAPEUTICS, INC.

131 Hartwell Avenue, Suite 320

Lexington, Massachusetts 02421

PROXY STATEMENT FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with solicitation of proxies by our board of directors for use at the 2016 Annual Meeting of Stockholders (the Annual Meeting) to be held at 10:00 a.m. local time on Thursday, June 9, 2016, and any postponements or adjournments thereof. The Annual Meeting will be held at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, One Marina Park Drive, Suite 900, Boston, MA 02210. Beginning on or about April 25, 2016, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) containing instructions on how to access our proxy materials. As used in this proxy statement, the terms “Aldeyra,” “we,” “us,” and “our” mean Aldeyra Therapeutics, Inc. and its subsidiaries unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS

Annual Meeting

Q:	Why am I receiving these proxy materials?

A:	Our board of directors is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held on Thursday, June 9, 2016 at 10:00 a.m. local time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. The notice of Annual Meeting, this proxy statement and accompanying form of proxy card are being made available to you on or about April 25, 2016. This proxy statement includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

Q:	What is included in the proxy materials?

A:	The proxy materials include:

•	This proxy statement for the Annual Meeting;

•	Our 2015 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the year ended December 31, 2015; and

•	The proxy card or a voting instruction form for the Annual Meeting, if you have requested that the proxy materials be mailed to you.

Q:	How can I get electronic access to the proxy materials?

A:	The Company’s proxy materials are available at www.proxyvote.com and at http://ir.aldeyra.com. Our website address is included for reference only. The information contained on our website is not incorporated by reference into this proxy statement.

You can find directions on how to instruct us to send future proxy materials to you by email at www.proxyvote.com. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	What information is contained in this proxy statement?

A:	The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.

Q:	Where is the Annual Meeting?

A:	The Annual Meeting will be held at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, One Marina Park Drive, Suite 900, Boston, MA 02210.

Q:	Can I attend the Annual Meeting?

A:	You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of April 15, 2016. Admission will begin at 9:30 a.m. local time on the date of the Annual Meeting, and you must present valid picture identification such as a driver’s license or passport and, if asked, provide proof of stock ownership as of April 15, 2016. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted at the Annual Meeting. The meeting will begin promptly at 10:00 a.m. local time.

Stock Ownership

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Stockholders of record — If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (AST), you are considered, with respect to those shares, the “stockholder of record,” and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial owners — Many Aldeyra stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” The Notice was forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not stockholders of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

Quorum and Voting

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Bylaws and Delaware state law. The presence, in person or by proxy, of a majority of the aggregate voting power of the issued and outstanding shares of stock entitled to vote generally in the election of directors will constitute a quorum at the meeting.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (“stockholder withholding”) with respect to a particular matter.

Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Holders of record of our common stock at the close of business on April 15, 2016 (the Record Date) are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had 9,712,521 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each holder of common stock of Aldeyra will be entitled to one vote for each share of common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card, if you have requested one, or following the voting directions described below, so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Stockholder of record — If you are a stockholder of record, there are three ways to vote without attending the Annual Meeting:

•	Via the Internet — You may vote by proxy via the Internet by following the instructions provided in the Notice or, if you requested printed copies of the proxy materials by mail, by following the instructions provided in the proxy card.

•	By Telephone — You may vote by proxy by telephone by following the instructions provided in the Notice or, if you requested printed copies of the proxy materials by mail, by calling the toll free number found on the proxy card.

•	By Mail — If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Beneficial owners — If you are a beneficial owner holding shares through a bank, broker or other nominee, please refer to your Notice or other information forwarded by your bank or broker to see which voting options are available to you.

Q:	What happens if I do not give specific voting instructions?

A:	Stockholder of record — If you are a stockholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our board of directors; or

•	Sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners — If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Q:	What proposals will be voted on at the Annual Meeting?

A:	The following chart sets for the proposals scheduled for a vote at the Annual Meeting, our board of directors recommendation with respect to such proposals, the vote required for such proposals to be approved and whether broker discretionary voting is allowed on such proposal.

Proposal	Board Recommendation	Vote Required	Broker Discretionary Voting Allowed
Proposal 1: Elect two directors to serve as Class II directors until the 2019 Annual Meeting of Stockholders.	FOR	Plurality	No

Proposal 2: Ratify the appointment of BDO USA, LLP as Aldeyra Therapeutics, Inc.’s independent registered public accounting firm for the year ending December 31, 2016.	FOR	Majority	Yes

Proposal 3: Approve an amendment to our 2013 Equity Incentive Plan (2013 Plan) to increase the aggregate number of shares authorized for issuance under the 2013 Plan.	FOR	Majority	No

Proposal 4: Approve our 2016 Employee Stock Purchase Plan.	FOR	Majority	No

Plurality means that the nominees for director receiving the greatest number of votes will be elected. Withheld votes and “broker non-votes” will have no effect on the election of a nominee.

Majority means that a proposal that receives an affirmative vote from the holders of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will have the same effect as an “Against” vote on this proposal.

Broker Discretionary Voting occurs when a broker does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal on which it is permitted to vote.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	Can I change or revoke my vote?

A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

If you are a stockholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). A stockholder of record that has voted on the Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote.

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to our principal executive offices, Attention: Corporate Secretary.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Aldeyra may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Aldeyra or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a current report on Form 8-K within four business days after the Annual Meeting.

Stockholder Proposals and Director Nominations

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials — Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2017 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than December 26, 2016, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the Exchange Act).

Requirements for stockholder proposals to be brought before an annual meeting — In addition, our bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by our board of directors or any committee thereof or any stockholder, who is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting, who is entitled to vote at such meeting and who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations.

Our bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our board of directors, (2) otherwise properly brought before the meeting by or at the direction of our board of directors (or any committee thereto) or (3) properly brought before the meeting by a stockholder who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below).

The “Notice Deadline” is defined as that date which is not less than 90 days nor more than 120 days prior to the one year anniversary of the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2017 annual meeting of stockholders is between February 9, 2017 and March 11, 2017.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.

Recommendation of director candidates — You may recommend candidates to our board of directors for consideration by our nominating and governance committee by following the procedures set forth below in “Corporation Governance — Stockholder Recommendations for Nominations to the Board of Directors.”

Q:	How may I obtain a copy of the bylaw provisions regarding stockholder proposals and director nominations?

A:	A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Corporate Secretary. A copy of our bylaws is posted on the Investors portion of our website at http://ir.aldeyra.com. All notices of proposals by stockholders, whether or not included in Aldeyra’s proxy materials, should be sent to our principal executive offices, Attention: Corporate Secretary.

Additional Information about the Proxy Materials

Q:	Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

A:	In accordance with the rules of Securities and Exchange Commission (SEC), we have elected to furnish our proxy materials, including this proxy statement and our annual report to our stockholders, primarily via the Internet. Beginning on or about April 25, 2016, we mailed to our stockholders a “Notice of Internet Availability of Proxy Materials” that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and annual report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained at www.proxyvote.com. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

Q:	What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?

A:

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, stockholders should send their requests to our principal executive offices, Attention: Corporate Secretary. Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Q:	What is the mailing address for Aldeyra’s principal executive offices?

A:	Our principal executive offices are located at 131 Hartwell Avenue, Suite 320, Lexington, Massachusetts 02421. The telephone number at that location is 781-761-4904.

Any written requests for additional information, copies of the proxy materials and 2015 Annual Report, notices of stockholder proposals, recommendations for candidates to our board of directors, communications to our board of directors or any other communications should be sent to the address above.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 9, 2016.

The proxy statement and annual report to stockholders is available at www.proxyvote.com.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our board of directors may establish the authorized number of directors from time to time by resolution. Our board of directors is currently comprised of seven members who are divided into three classes with staggered three-year terms. A director serves in office until his respective successor is duly elected and qualified or until his earlier death or resignation. This classification of the board of directors into three classes with staggered three-year terms may have the effect of delaying or preventing changes in our control or management. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Nominees for Election as Class II Directors at the Annual Meeting

This year’s nominees for election to the board of directors as our Class II directors to serve for a term of three years expiring at the 2019 annual meeting of stockholders, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, are provided below. The age of each director as of April 15, 2016 is set forth below. Each of the nominees has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve if elected.

Name	Age	Director Since
Gary Phillips, M.D.	50	2009
Neal Walker, D.O.	46	2013

The following is additional information about each of the nominees as of the date of this proxy statement, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating/corporate governance committee and our board of directors to determine that the nominees should serve as one of our directors.

Name	Principal Occupation and Business Experience
Gary Phillips, M.D.	Dr. Phillips has served as Senior Vice President and Chief Strategy Officer at Mallinckrodt Pharmaceuticals plc since October 2013 and has been a member of our Board of Directors since May 2009. Before joining our company, he was President of Reckitt Benckiser Pharmaceuticals, Inc. from 2011 to 2012. He served as President of U.S. Surgical and Pharmaceuticals at Bausch & Lomb Incorporated from 2002 to 2008. Dr. Phillips has also held executive roles at Merck Serono SA (a division of Merck KGaA) from 2008 to 2011, Novartis Corporation from 2000 to 2002, and Wyeth Pharmaceuticals, Inc. (now Pfizer, Inc.) from 1999 to 2000. He was most recently Head of Global Health & Healthcare Industries at the World Economic Forum in Geneva from January 2012 to September 2013. Dr. Phillips was also healthcare strategy managing consultant at Towers Perrin Forster & Crosby, Inc. (now Towers Watson & Co) from 1997 to 1999, and practiced as a general medicine clinician/officer in the US Navy, from which he was honorably discharged as a lieutenant commander. Dr. Phillips was educated at the University of Pennsylvania, where he received an M.D. (Alpha Omega Alpha) from the School of Medicine in 1992, an MBA from the Wharton School in 1991, and B.A. (summa cum laude, Phi Beta Kappa) in biochemistry from the College of Arts and Sciences in 1987. He completed postgraduate medical education at Naval Medical Center San Diego and maintains an active medical license. Dr. Phillips’ extensive knowledge of our business and history, and his experience in pharmaceutical strategy at multiple multinational companies, contributed to our conclusion that he should serve as a director of our company.

Name	Principal Occupation and Business Experience
Neal Walker, D.O.	Dr. Walker has served on our board of directors since June 2013. Dr. Walker is the President and Chief Executive Officer and a director at Aclaris Therapeutics, Inc., a publicly-traded dermatological drug development company. He is a board certified dermatologist and serial entrepreneur with over 18 years of experience in the biopharmaceutical industry. Prior to founding Aclaris Therapeutics, Inc. in 2012, he was co-founder, President and CEO of Vicept Therapeutics, Inc. (acquired by Allergan, Inc.) from 2009 to 2012. Dr. Walker has co-founded and led a number of life science companies: Octagon Research Solutions, Inc., a software and services provider to biopharmaceutical companies (acquired by Accenture plc); Trigenesis Therapeutics, Inc., a specialty dermatology company where he served as Chief Medical Officer (acquired by Dr. Reddy’s Laboratories Ltd); Cutix Inc., a commercial dermatology company that markets PreSun®, a sunscreen brand acquired from Bristol-Myers Squibb Co. He began his pharmaceutical industry career at Johnson and Johnson, Inc. Dr. Walker currently is on the Board of Directors of Aclaris Therapeutics, Inc., Sebacia, Inc and Follica, Inc (Executive Chairman). Dr. Walker previously served on the Board of Directors for Octagon, a contract research organization. He is also on the Advisory Board of Flexible Medical Systems LLC, a privately held medical device company. Dr. Walker received his MBA from The Wharton School, University of Pennsylvania, his D.O. from Philadelphia College of Osteopathic Medicine and a B.A. in Biology from Lehigh University. Dr. Walker’s experience as a founder of two private pharmaceutical firms, strong background in clinical and product development in dermatology and other fields, and substantial knowledge of the pharmaceutical industry contributed to our conclusion that he should serve as a director of our company.

Required Vote and Recommendation of the Board of Directors for Proposal 1

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of our Class II directors. The two nominees receiving the most “FOR” votes among votes properly cast in person or by proxy will be elected to the board as Class II directors. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as director. Shares represented by signed proxy cards will be voted on Proposal 1 “FOR” the election of Drs. Phillips and Walker to the board of directors at the Annual Meeting, unless otherwise marked on the card. A broker non-vote or a properly executed proxy marked “WITHHOLD” with respect to the election of a Class II director will not be voted with respect to such director, although it will be counted for purposes of determining whether there is a quorum.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE CLASS II NOMINEES NAMED ABOVE.

Continuing Directors Not Standing for Election

Certain information about those directors whose terms do not expire at the Annual Meeting is furnished below, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating/corporate governance committee and our board of directors to determine that the directors should serve as one of our directors. The age of each director as of April 15, 2016 is set forth below.

Incumbent Class III Directors Whose Term Expires in 2017

Name	Age	Principal Occupation and Business Experience
Todd C. Brady, M.D., Ph.D.	44	Dr. Brady has served as our President and Chief Executive Officer since January of 2012 and as a member of our board of directors since 2005. From April 2013 to December 2013, Dr. Brady also served as Entrepreneur in Residence at Domain Associates, LLC, a leading healthcare venture capital firm, where he was a Principal from November 2004 to March 2013. Prior to such time, Dr. Brady held senior management positions at Aderis Pharmaceuticals, Inc., Xanthus Life Sciences, Inc., and Phenome Sciences. Dr. Brady is a member of the Board of Directors of Evoke Pharma, Inc., a publicly held specialty pharmaceutical company. He is also a member of the Board of Directors of a number of privately held biotechnology companies. Dr. Brady holds a Ph.D. in pathology from Duke University Graduate School, a M.D. from Duke University Medical School, and an A.B. from Dartmouth College in Philosophy and Psychology. Dr. Brady’s extensive knowledge of our business, as well as his years of experience in the biotechnology industry, including executive leadership in several biotechnology companies, contributed to our conclusion that he should serve as a director of our company.

C. Boyd Clarke	67	Mr. Clarke has served as chairman of our board of directors since October 2013. Mr. Clarke’s original training in the pharmaceutical and vaccine industry was received at Merck and Company, where he held a number of positions including Vice President of the Merck Vaccine Division and the founding President of Pasteur-Merieux MSD, a European joint venture that commercialized vaccines in the European Union. Since leaving Merck in 1996, his career has focused on leading and advising smaller developmental biotechnology and vaccine companies. Mr. Clarke was previously President and Chief Executive Officer of three biotechnology companies: Neose Technologies, a protein therapeutics company; Aviron, a vaccine company; and U.S. Bioscience, an oncology company. MedImmune acquired both Aviron (in 2002) and U.S. Bioscience (in 1999) for a combined value of $2 billion. Mr. Clarke has served as Chairman of the Board of QLT (an ocular company) and Mersana Therapeutics (an oncology company), and as Executive Chairman of LigoCyte Pharmaceuticals (a vaccine company), in which capacity he oversaw the sale of the company to Takeda Pharmaceuticals in 2012. He has also served as a board member or advisor to OraVax (a vaccine company), Novadigm Therapeutics, and Rib-X (an antibiotic company). In these capacities, he has developed significant expertise in the challenges of small company leadership, strategic management, business development and mergers and acquisitions. Currently, he is on the board of Flugen (a vaccine company). Mr. Clarke’s extensive knowledge of our business and history, experience as a board member of multiple publicly-traded and

Name	Age	Principal Occupation and Business Experience

		privately-held companies, and expertise in developing, financing and providing strong executive leadership to numerous biopharmaceutical companies contributed to our conclusion that he should serve as a director of our company.

Martin J. Joyce	62	Mr. Joyce has served as member of our board of directors since October 2013. Mr. Joyce’s professional background includes leadership roles in public and private, medical device, biotechnology and pharmaceutical companies from start-up stage to over $500 million in annual revenue. He has experience in public equity financings, business development, SEC reporting, strategic planning, mergers, acquisitions, investor relations and biotechnology operations. Since 2012, Mr. Joyce has served as a consultant to the life science industry assisting biotechnology and pharmaceutical companies in strategic planning, fund raising and operations. From March 2011 to July 2012, Mr. Joyce was chief financial officer at Lucid Inc., an early stage skin cancer diagnostic company. Previously, Mr. Joyce served as Executive Vice President and Chief Financial Officer of BioSphere Medical from January 2006 through September 2010. He served as BioSphere’s Chief Financial Officer and Vice President from September 2004 to January 2006. From January 2001 to September 2004, Mr. Joyce served as Managing Partner of Stratex Group LLC, a provider of biopharmaceutical executive services to early-stage companies and venture investors. From 1996 to January 2001, Mr. Joyce was North American Chief Financial Officer for Serono Inc. a biotechnology company. From April 1987 to 1996, Mr. Joyce held a variety of senior level positions within Serono in finance, sales, marketing and manufacturing. Mr. Joyce was previously employed at Millipore Corporation, a high technology bioscience company. Mr. Joyce received a B.S. in finance from Northeastern University and a M.B.A. from Suffolk University, Boston, Massachusetts. Mr. Joyce’s extensive knowledge of our business and history, experience in multiple publicly-traded and privately-held companies, and expertise in developing, financing and providing strong executive leadership to numerous biopharmaceutical companies contributed to our conclusion that he should serve as a director of our company.

Incumbent Class I Directors Whose Term Expires in 2018

Name	Age	Principal Occupation and Business Experience
Ben Bronstein, M.D.	66	Dr. Bronstein has served as a member of our board of directors since 2010, and from 2010 to 2011 served as Chief Executive Officer of Aldeyra Therapeutics, then known as Neuron Systems. He has spent the past 26 years in entrepreneurial roles in life science companies and as an investment professional in venture capital firms. Dr. Bronstein is currently principal of Cold Spring Venture Advisors, LLC, a firm providing clinical, strategic and financial advisory services to life science companies. Previously he was chief medical officer of Stealth BioTherapeutics, a privately held drug development company. Dr. Bronstein has founded or held senior management positions at several venture-backed life science firms, including: BioSurface Technology, Inc,, a regenerative medicine company; Peptimmune, Inc., an immunotherapeutics company (a spinout from Harvard and MIT); Vidus Ocular, Inc., a Yale University spinout developing an implantable device for the treatment of glaucoma. He served as Vice President, R&D — Devices at OPKO Health (NYSE:OPL). He was a founder and senior vice president of Access BridgeGap Ventures, the life science investment unit of Access Industries, Inc. Dr. Bronstein serves on the boards of directors of several privately held life science companies. In addition he has served as a Visiting Scholar at the Wyss Institute of Biologically Inspired Engineering at Harvard Medical School and is a member of the Scientific Advisory Committee of the Weill Cornell Medical College Daedalus Fund for Innovation. He is a board-certified pathologist and dermatopathologist, with over 20 publications. Dr. Bronstein began his professional career on the staff of the Massachusetts General Hospital and on the faculty of Harvard Medical School. Dr. Bronstein received his M.D. and M.B.A. from Boston University. Dr. Bronstein’s extensive knowledge of our business and history, experience as a board member of biotechnology companies and expertise in developing, financing and providing strong executive leadership to numerous biopharmaceutical companies contributed to our conclusion that he should serve as a director of our company.

Jesse I. Treu, Ph.D.	69	Dr. Treu has served on our board of directors since June 2013. Dr. Treu has been a Partner of Domain Associates, L.L.C. since its inception in 1985. He has been a director of over 35 early-stage healthcare companies. Dr. Treu currently serves as a member of the boards of directors of Afferent Pharmaceuticals, Inc., Sebacia, Inc., Tandem Diabetes Care, Inc., Veracyte, Inc. and Xagenic, Inc. He has also served as a founder, president and chairman of numerous venture-stage companies. Prior to the formation of Domain Associates, Dr. Treu had twelve years of experience in the healthcare industry. He was Vice President of the predecessor organization to The Wilkerson Group and its venture capital arm, CW Ventures. While at CW Ventures, he served as President and CEO of Microsonics, Inc., a pioneer in computer image processing for cardiology. Previous to that, Dr. Treu led new product development and marketing planning for immunoassay and histopathology products at Technicon Instruments Corporation, which is now part of Siemens Medical Solutions Diagnostics. Dr. Treu began his career with General Electric Company in 1973, initially as a research scientist developing thin film optical sensors for immunoassay testing, and later serving on the corporate staff with responsibility for technology assessment and strategic planning. Dr. Treu received his B.S. in Physics from Rensselaer Polytechnic Institute and his M.A. and Ph.D. in physics from Princeton University. Dr. Treu’s extensive knowledge of our business and history, experience as a board member of multiple publicly-traded and privately-held companies and expertise in developing and financing contributed to our conclusion that he should serve as a director of our company.

There are no family relationships among any of our directors or executive officers. See “Corporate Governance” below for additional information regarding our board of directors.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Our audit committee has appointed the firm of BDO USA, LLP, independent registered public accountants, to audit our financial statements for the year ending December 31, 2016. BDO USA, LLP has audited our financial statements since the fiscal year ended December 31, 2013.

Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of Aldeyra and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2016. Our audit committee is submitting the selection of BDO USA, LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of BDO USA, LLP will be present at the Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the audit committee would reconsider the appointment.

Principal Accounting Fees and Services

The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by BDO USA, LLP during the years ended December 31, 2015 and 2014:

	2015	2014
Audit Fees(1)	$291,921	$266,791
Audit-Related Fees	—	—
Tax Fees(2)	17,800	—
All Other Fees	—	—

Total Fees	$309,721	$266,790

(1)	Audit Fees: This category represents fees for professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements, and audit services provided in connection with other regulatory or statutory filings for which we have engaged BDO USA, LLP.
(2)	Tax Fees: This category consists of tax compliance, tax planning, and tax advice, including foreign tax return preparation and requests for rulings or technical advice from tax authorities.

Pre-Approval of Audit and Non-Audit Services

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee (or the chair if such approval if needed on a time urgent basis) generally pre-approves of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016.

PROPOSAL 3

AMENDMENT TO OUR 2013 EQUITY INCENTIVE PLAN

General

We are asking our stockholders to approve an amendment to our 2013 Equity Incentive Plan (the 2013 Plan) to increase the aggregate number of shares authorized for issuance under the plan (the Amendment). Our compensation committee approved the Amendment, subject to approval of the board of directors and the stockholders, and the board of directors approved the Amendment, subject to approval of the stockholders. If our stockholders do not approve the Amendment, the existing version of the 2013 Plan will remain in effect.

The Amendment provides for: (1) an increase of 700,000 shares of Common Stock available for issuance and (2) an increase in the number of shares of Common Stock automatically added to the 2013 Plan on January 1 of each year during the term of the plan, starting with January 1, 2017.

Background and Reason for the Proposal

Since 2013, we increased our employee population from 2 employees to 9 employees as of April 15, 2016, or by over 450%. We anticipate continued growth through 2016 and in the future. Equity awards are used as compensation vehicles by most, if not all, of the companies with which we compete for talent, and we believe that providing equity awards is critical to attract and retain key contributors. Accordingly, our Board has approved an increase to the share reserve under the 2013 Plan to ensure a sufficient number of shares will be available for recruiting new employees and retention of existing employees. Should stockholder approval of this Proposal 3 not be obtained, no additional shares will be added to the share reserve under the 2013 Plan. However, we will retain the ability to issue the shares of our Common Stock which were previously approved by stockholders for issuance under the 2013 Plan.

The effect of the proposed amendment and share increase would be as follows:

Equity Compensation Plan Information

The following table provides information as of December 31, 2015, with respect to shares of our common stock that may be issued, subject to certain vesting requirements, under our existing equity compensation plans, including our 2013 Plan, 2010 Employee, Director and Consultant Equity Incentive Plan (the 2010 Plan) and our 2004 Employee, Director and Consultant Stock Plan (the 2004 Plan).

	A		B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)
Equity compensation plans approved by security holders	1,077,330	(1)	$3.98	380,129	(2)
Equity compensation plans not approved by security holders	—			—

Total	1,077,330		$3.98	380,129

(1)	Of these shares, 467,488 were subject to options then outstanding under the 2013 Plan, 585,888 were subject to options then outstanding under the 2010 Plan and 23,954 were subject to options then outstanding under the 2004 Plan.

(2)	Represents 380,129 shares of common stock available for issuance under our 2013 Plan. No shares are available for future issuance under the 2010 Plan or 2004 Plan. In addition, our 2013 Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year equal to the least of: (1) 333,333 shares of our common stock (1,000,000 shares if this Proposal 3 is approved); (2) 4% of the shares of common stock outstanding at that time (7% if this Proposal 3 is approved); and (3) such other amount as our board of directors may determine. On January 1, 2016, an additional 333,333 shares became available for future issuance under our 2013 Plan in accordance with the annual increase. These additional shares are not included in the table above. In addition, during the three months ended March 31, 2016, we granted options to purchase an aggregate of 578,150 shares of our common stock.

Material Terms of 2013 Plan

The following is a summary of the principal features of the 2013 Plan and the Amendment. This summary does not purport to be a complete description of all of the provisions of the 2013 Plan and the Amendment. It is qualified in its entirety by reference to the full text of the 2013 Plan and the Amendment, a copy of which has been filed with the SEC with this Proxy Statement as Appendix A, and any stockholder who desires to obtain a copy of the 2013 Plan and the Amendment may do so by written request to the Company at 131 Hartwell Avenue, Suite 320, Lexington, Massachusetts 02421, Attn: Secretary.

Share Reserve. The number of shares of our common stock available for issuance under our 2013 Plan will equal 1,880,950 shares, including the share increase for which we now seek stockholder approval. Of these, as of April 15, 2016, no shares have been issued upon exercise of options, approximately 1,045,638 shares are subject to outstanding options (with exercise prices ranging from $3.94 to $8.37, a weighted average exercise price of $6.00 per share and expiration dates ranging from May 2024 to March 2026); no shares are subject to outstanding SARs, unvested/unsettled RSUs, unvested restricted/performance share awards; and approximately 835,312 shares remain available for issuance pursuant to awards to be granted under the 2013 Plan.

The number of shares reserved for issuance under the 2013 Plan will be increased automatically on January 1 of each year during the term of the plan, starting with January 1, 2017, by a number equal to the smallest of:

•	1,000,000 shares;

•	7.00% of the shares of common stock outstanding on December 31 of the prior year; or

•	the number of shares determined by our board of directors.

In general, if awards under the 2013 Plan are forfeited, terminate, expire or lapse without the issuance of shares, if we repurchase shares issued under the 2013 Plan, if shares are applied to pay the exercise or purchase price of an award or are withheld to satisfy tax obligations with respect to any award, then such shares will again become available for awards. All share numbers described in this summary of the 2013 Plan will automatically adjust in the event of a stock split, a stock dividend, or a reverse stock split.

Administration. Our compensation committee administers the 2013 Plan. The committee has complete discretion to make all decisions relating to the 2013 Plan and outstanding awards, including repricing outstanding options and modifying outstanding awards. Our compensation committee has established a Stock Options Committee whose purpose is to approve stock option grants to our newly hired employees subject to guidelines previously approved by our compensation committee. Our compensation committee appointed our Chief Executive Officer, Todd Brady, M.D., Ph.D., as the sole member of this committee.

Eligibility. Employees, non-employee directors and consultants are eligible to participate in our 2013 Plan. However, only non-employee directors are eligible to participate in the automatic annual option grants pursuant to our non-employee director compensation program (see “Annual Director Grant Program” below). As of April 15, 2016, approximately 15 persons (including four executive officers and six non-employee directors) were eligible to participate in the 2013 Plan.

Types of Award. Our 2013 Plan provides for the following types of awards:

•	incentive and nonstatutory stock options;

•	stock appreciation rights;

•	direct award or sale of shares of our common stock;

•	stock units; and

•	performance cash awards.

Options and Stock Appreciation Rights. The exercise price for options granted under the 2013 Plan may not be less than 100% of the fair market value of our common stock on the grant date. Optionees may pay the exercise price in cash or, with the consent of the compensation committee and as set forth in the applicable agreement:

•	with shares of common stock that are already owned;

•	by an immediate sale of the shares acquired through a broker approved by us;

•	through a net exercise procedure;

•	through tender of a full recourse promissory note; or

•	by other methods permitted by applicable law.

A participant who exercises a stock appreciation right receives the increase in value of our common stock over the base price. The base price for stock appreciation rights may not be less than 100% of the fair market value of our common stock on the grant date. The settlement value of a stock appreciation right may be paid in cash or shares of common stock or a combination of both.

Options and stock appreciation rights vest at the time or times determined by the compensation committee. In most cases, they will vest over a four-year period following the date of grant. Options and stock appreciation rights also expire at the time determined by the compensation committee but in no event more than 10 years after they are granted. These awards generally expire earlier if the participant’s service terminates earlier. No participant may be granted stock options and stock appreciation rights covering more than 250,000 shares during any single fiscal year, other than to a new employee in the fiscal year in which service commences.

Restricted Shares and Stock Units. Restricted shares and stock units may be awarded under the 2013 Plan in return for any lawful consideration (and as set forth in the applicable award agreement), and participants who receive restricted shares or stock units generally are not required to pay for their awards in cash. In general, these awards will be subject to vesting. Vesting may be based on length of service, the attainment of performance-based milestones, or a combination of both, as determined by the compensation committee. No participant may be granted awards of restricted shares and stock units covering more than 250,000 shares during any single fiscal year, other than to a new employee in the fiscal year in which service commences. This annual limit is in addition to any stock options and stock appreciation rights the participant may receive during a fiscal year. Settlement of vested stock units may be made in the form of cash, shares of common stock, or a combination of both.

Performance Cash Awards. Performance cash awards may be granted under the 2013 Plan that qualify as performance-based compensation that is not subject to the income tax deductibility limitations imposed by Section 162(m) of the Code, if the award is approved by our compensation committee and the grant or vesting of the award is tied solely to the attainment of performance goals during a designated performance period. No participant may be paid more than $6.0 million in cash in any fiscal year pursuant to a performance cash award granted under the 2013 Plan.

Performance goals for the grant or vesting of awards under the 2013 Plan include earnings (before or after taxes); earnings per share; earnings before interest, taxes, depreciation and amortization; total stockholder return; stockholders equity or return on equity or average stockholders’ equity; return on assets, investment or capital employed; operating income; gross margin; operating margin; net operating income (before or after taxes); return on operating revenue; specified levels or changes in sales or revenue; expense or cost reduction; working capital; economic value added; market share; cash flow; operating cash flow; cash flow per share; share price; debt reduction; customer satisfaction; contract awards or backlog; or other objective corporate or individual strategic or individual performance goals. To the extent a performance award is not intended to comply with Section 162(m) of the Code, the compensation committee may select other measures of performance.

Automatic Director Grants. Under the Annual Director Grant Program, non-employee members of our board of directors will also receive automatic grants of non-statutory stock options under our 2013 Plan. For purposes of our automatic director grant program, a non-employee director is a director who is not employed by us and who does not receive compensation from us or have a business relationship with us that would require disclosure under certain Securities and Exchange Commission rules. Each non-employee director joining our board of directors will automatically be granted a non-statutory stock option to purchase 12,166 shares of common stock with an exercise price equal to the fair market value of our common stock on the grant date. This initial option will vest ratably in annual installments over 3 years of service following the date of grant. In addition, on the date of each annual meeting of our stockholders, each non-employee director will automatically be granted a non-statutory stock option to purchase 6,083 shares of our common stock on that date with an exercise price equal to the fair market value of our common stock on the grant date. A non-employee director who receives an initial award will not receive the additional annual award in the same calendar year. Automatic annual grants vest in full on the one-year anniversary of the grant date. If we are subject to a change in control, then all of the director’s automatic grants will become fully vested. All automatic director options have a maximum term of ten years.

Corporate Transactions. In the event we are a party to a merger, consolidation or a change in control transaction, outstanding awards granted under the 2013 Plan, and all shares acquired under the plan, will be subject to the terms of the definitive transaction agreement (or, if there is no such agreement, as determined by our compensation committee. Unless an award agreement provides otherwise, such treatment shall include (without limitation) any of the following with respect to each outstanding award:

•	the continuation, assumption or substitution of an award by us or the surviving entity or its parent;

•	the cancellation of options and stock appreciation rights without payment of any consideration;

•	the cancellation of the awards in exchange for a payment equal to the product of the number of shares subject to the award multiplied by the excess, if any, of the per stock value of property that a holder of our common stock receives in the transaction over (if applicable) the exercise price of such award. Such payments may be subject to vesting based on a participant’s continued service; or

•	the assignment of any repurchase, forfeiture or reacquisition rights in favor of us to the surviving entity or its parent.

The compensation committee has the discretion to provide that an award granted under the 2013 Plan will vest on an accelerated basis if a change in control of our company occurs or if the participant is subject to an involuntary termination, either at the time such award is granted or afterward.

A change in control includes:

•	our merger or consolidation with or into another entity after which our stockholders own 50% or less of the voting power of the stock of the surviving entity or its parent;

•	a sale or other disposition of all or substantially all of our assets; or

•	an acquisition of more than 50% of our outstanding voting stock by any person or group.

The compensation committee is not required to treat all awards, or portions thereof, in the same manner.

Changes in Capitalization. In the event that there is a change in the capital structure of our common stock, such as a stock split, reverse stock split, or dividend paid in common stock, proportionate adjustments will automatically be made to the kind and maximum number of shares:

•	reserved for issuance under the 2013 Plan;

•	by which the share reserve may increase automatically each year;

•	subject to stock awards that can be granted to a participant in a year (as established under the 2013 Plan pursuant to Section 162(m) of the Code);

•	that may be issued upon the exercise of incentive stock options; and

•	covered by each outstanding option, stock appreciation right and stock unit, the exercise price applicable to each outstanding option and stock appreciation right, and the repurchase price, if any, applicable to restricted shares.

In the event that there is a declaration of an extraordinary dividend payable in a form other than our common stock in an amount that has a material effect on the price of our common stock, a recapitalization, a spin-off or a similar occurrence, the compensation committee may make such adjustments as it deems appropriate, in its sole discretion, to one or more of the foregoing.

Amendments or Termination. Our board of directors may amend or terminate the 2013 Plan at any time and for any or no reason. If our board of directors amends the 2013 Plan, it does not need to ask for stockholder approval of the amendment unless required by applicable law or exchange listing requirements. The 2013 Plan will continue in effect for 10 years, unless our board of directors decides to terminate the plan earlier or unless our board of directors and stockholders later approve an extension of this term.

New Plan Benefits and Option Grant Table

Because the 2013 Plan is discretionary, benefits to be received by individual participants are not determinable. However, pursuant to the current director compensation program established by our Board of Directors, each continuing non-employee member of our Board of Directors will receive an option to purchase 6,083 shares under the Annual Director Option Grant Program on the date of our annual stockholder meeting. The table below shows, as to each of our current executive officers and the various indicated groups (a) the number of shares of Common Stock for which options have been granted for (i) the one (1)-year period ended December 31, 2015 and (ii) the period through April 15, 2016 and (b) the weighted-average exercise price per share. No shares of stock were directly issued to the individuals or groups below during the one (1)-year period ended December 31, 2015 or the period through April 15, 2016.

	Number of Option Shares
Name and Position	2015	Through April 15, 2016	Weighted-Average Exercise Price of Granted Options
Todd C. Brady, M.D., Ph.D., Chief Executive Officer and Director	90,000	300,000	$5.34
Stephen J. Tulipano, Chief Financial Officer	25,000	30,000	$6.07
Scott L. Young, Chief Operating Officer	10,000	10,000	$6.22
David J. Clark, M.D., Chief Medical Officer	—	100,000	$6.76
All current executive officers as a group	125,000	440,000	$5.70
All current directors who are not executive officers as a group	36,498	—	$7.74

Federal Income Tax Consequences of Options Granted under the 2013 Plan. The following is intended only as a general guide as to the United States federal income tax consequences under current law for the 2013 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Options granted under the 2013 Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Code or non-statutory options that are not intended to meet such requirements. The federal income tax treatment for the two types of options differs, as follows:

Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares generally is includable in alternative minimum taxable income. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of (i) the fair market value of those shares on the date the option was exercised (or if later the date any forfeiture restriction lapsed) over (ii) the exercise price paid for the shares, or (b) the optionee’s actual gain, if any, on the purchase and sale. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the excess of (i) the fair market value of such shares on the date the option was exercised (or if later the date any forfeiture restriction lapsed) over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee’s disposition of the purchased shares. The Company anticipates that any compensation deemed paid by the Company upon one or more disqualifying dispositions of incentive stock option shares by the Company’s executive officers will remain deductible by the Company and will not have to be taken into account for purposes of the $1,000,000 limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

Special provisions of the Code apply to the acquisition of Common Stock under a non-statutory option if the purchased shares are subject to repurchase by the Company. These special provisions may be summarized as follows:

(i)	If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee’s termination of service prior to vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company’s repurchase right lapses, an amount equal to the excess of (A) the fair market value of the shares on the date such repurchase right lapses with respect to such shares over (B) the exercise price paid for the shares.

(ii)	The optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (A) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company’s repurchase right) over (B) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will remain deductible by the Company and will not have to be taken into account for purposes of the $1,000,000 limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

Stock Appreciation Rights. A participant who is granted a SAR will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the participant.

Restricted Stock Issuances. The tax principles applicable to direct restricted stock issuances under the 2013 Plan will be substantially the same as those summarized above for the exercise of non-statutory options.

Stock Units. A participant who is granted a stock unit will recognize ordinary income in the year in which the shares subject to the award are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued for the taxable year in which such ordinary income is recognized by the participant.

Required Vote and Recommendation of the Board of Directors for Proposal 3

The affirmative vote from the holders of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting is required to approve the Amendment. Abstentions and broker non-votes will have the same effect as an “Against” vote on this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE 2013 PLAN.

PROPOSAL 4

APPROVAL OF OUR 2016 EMPLOYEE STOCK PURCHASE PLAN

General

On March 16, 2016, our board of directors approved, subject to and contingent on stockholder approval, an Employee Stock Purchase Plan (the 2016 ESPP). The 2016 ESPP authorizes the issuance of up to 97,500 shares of the Company’s common stock, subject to adjustment for certain changes in the Company’s capital structure.

Our board of directors believes the 2016 ESPP benefits the Company and its stockholders by providing Company employees with an opportunity through payroll deductions to purchase shares of our common stock, which is helpful in attracting, retaining, and motivating valued employees. To provide an adequate reserve of shares and a mechanism to permit the Company to continue offering employees a stock purchase opportunity, our board of directors has adopted the 2016 ESPP, subject to stockholder approval. The 2016 ESPP is intended to qualify under Section 423 of the Internal Revenue Code.

Summary of the 2016 ESPP

The following is a summary of the principal features of the 2016 ESPP. This summary does not purport to be a complete description of all of the provisions of the 2016 ESPP. It is qualified in its entirety by reference to the full text of the 2016 ESPP, a copy of which has been filed with the SEC with this Proxy Statement as Appendix B, and any stockholder who desires to obtain a copy of the 2016 ESPP may do so by written request to the Company at 131 Hartwell Avenue, Suite 320, Lexington, Massachusetts 02421, Attn: Secretary.

Share Reserve. We have reserved 97,500 shares of our common stock for issuance under the 2016 ESPP. The number of shares reserved for issuance under the 2016 ESPP will automatically be increased on the first business day of each of our fiscal years, commencing in 2017, by a number equal to the least of:

•	one percent of the shares of common stock outstanding on the last business day of the prior fiscal year; or

•	the number of shares determined by our board of directors.

The number of shares reserved under the 2016 ESPP will automatically be adjusted in the event of a stock split, stock dividend or a reverse stock split (including an adjustment to the per-purchase period share limit).

Administration. The compensation committee of our board of directors will administer the 2016 ESPP.

Eligibility. All of our employees are eligible to participate if we employ them for more than 20 hours per week and for five months or more per calendar year. Eligible employees may begin participating in the 2016 ESPP at the start of any offering period.

Offering Periods. Each offering period will last a number of months determined by the compensation committee, not to exceed 27 months. A new offering period will begin periodically, as determined by the compensation committee. Offering periods may overlap or may be consecutive. Unless otherwise determined by the compensation committee, two offering periods of six months’ duration will begin in each year on January 1st and July 1st.

Amount of Contributions. Our 2016 ESPP permits each eligible employee to purchase common stock through payroll deductions. Each employee’s payroll deductions may not exceed 15% of the employee’s cash compensation. Each participant may purchase up to the number of shares determined by our board of directors on any purchase date, not to exceed 8,500 shares. The value of the shares purchased may not exceed $25,000 for each calendar year in which the offering period was outstanding. Participants may withdraw their contributions at any time before stock is purchased.

Purchase Price. The price of each share of common stock purchased under our 2016 ESPP will not be less than 85% of the lower of the fair market value per share of common stock on the first day of the applicable offering period (or, in the case of the first offering period, the price at which one share of common stock is offered to the public in this offering) or the fair market value per share of common stock on the purchase date.

Other Provisions. Employees may end their participation in the 2016 ESPP at any time. Participation ends automatically upon termination of employment with us. If we experience a change in control, our 2016 ESPP will end and shares will be purchased with the payroll deductions accumulated to date by participating employees. Our board of directors or our compensation committee may amend or terminate the 2016 ESPP at any time.

Certain U.S. Federal Income Tax Consequences

The following is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the 2016 ESPP and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Generally, there are no tax consequences to an employee of either becoming a participant in the 2016 ESPP or purchasing shares under the 2016 ESPP. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition. If a participant disposes of shares within two years after the offering date or within one year after the purchase date on which the shares are acquired (a “Disqualifying Disposition”), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price. Any additional gain or resulting loss recognized by the participant from the disposition of the shares is a capital gain or loss. If the participant disposes of shares at least two years after the offering date and at least one year after the purchase date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of disposition and the purchase price or (ii) the difference between the fair market value of the shares on the offering date and purchase price (determined as if the purchase right were exercised on the offering date). Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss. If the participant owns the shares at the time of the participant’s death, the lesser of (i) the difference between the fair market value of the shares on the date of death and the purchase price or (ii) the difference between the fair market value of the shares on the offering date and purchase price (determined as if the purchase right were exercised on the offering date) is recognized as ordinary income in the year of the participant’s death.

A capital gain or loss will be long-term if the participant holds the shares for more than 12 months and short-term if the participant holds the shares for 12 months or less.

If the participant disposes of the shares in a Disqualifying Disposition, the Company should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code or the regulations thereunder. In all other cases, no deduction is allowed the Company.

New Plan Benefits

Because benefits under the 2016 ESPP will depend on employees’ elections to participate and the fair market value of the Company’s common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the 2016 ESPP is approved by our stockholders. Non-employee directors are not eligible to participate in the 2016 ESPP.

Required Vote and Recommendation of the Board of Directors for Proposal 4

The affirmative vote from the holders of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting is required to approve the 2016 ESPP. Abstentions and broker non-votes will have the same effect as an “Against” vote on this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF OUR 2016 EMPLOYEE STOCK PURCHASE PLAN

CORPORATE GOVERNANCE

Code of Conduct

Our board of directors adopted a code of business conduct that applies to each of our directors, officers and employees. The full text of our code of business conduct is posted on the Investors portion of our website at http://ir.aldeyra.com. Any waiver of the code of business conduct for an executive officer or director may be granted only by our board of directors or a committee thereof and must be timely disclosed as required by applicable law. We have implemented whistleblower procedures that establish format protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to the audit committee.

Board Composition

Our business affairs are managed under the direction of our board of directors, which is currently composed of seven members. Six of our directors are independent within the meaning of the listing rules of The NASDAQ Stock Market (NASDAQ). Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

Directors in a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or the earlier of his or her death, resignation or removal. The classification of our board of directors may have the effect of delaying or preventing changes in our control or management.

Director Independence

Our common stock is listed on The NASDAQ Capital Market. The listing rules of this stock exchange generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the rules of the NASDAQ require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. The NASDAQ director independence definition includes a series of objective tests, such as that the director is not also one of our employees and has not engaged in various types of business dealings with us. In addition, as further required by the NASDAQ rules, our board of directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management.

Our board of directors has determined that none of our non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of the NASDAQ. The independent members of our board of directors will hold separate regularly scheduled executive session meetings at which only independent directors are present.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries. Each of Martin J. Joyce, Ben R. Bronstein, M.D. and C. Boyd Clarke qualify as an independent director pursuant to Rule 10A-3.

Board Leadership Structure

Our board of directors is currently led by its chairman, Mr. Clarke. Our board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the company continues to grow. We separate the roles of chief executive officer and chairman of the board of directors in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for the company and the day-to-day leadership and performance of the company, while the chairman of the board of directors provides guidance to the chief executive officer and presides over meetings of the full board of directors. We believe that this separation of responsibilities provides a balanced approach to managing the board of directors and overseeing the company.

Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Board Committees

Our board of directors has established an audit committee, a compensation committee, a nominating and corporate governance committee and a stock option committee. The composition of these committees meet the criteria for independence under, and the functioning of these committees comply with the applicable requirements of SOX, the current rules of The NASDAQ Capital Market and SEC rules and regulations. We intend to comply with future requirements as they become applicable to us. Each committee has the composition and responsibilities described below.

Audit Committee

During our year ended December 31, 2015, our audit committee held 5 meetings and acted by written consent once. The members of our audit committee are Martin J. Joyce, Ben R. Bronstein, M.D. and C. Boyd Clarke, each of whom is a non-employee member of the board of directors. Mr. Joyce serves as the chair of the audit committee.

The audit committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships and the audits of our financial statements. Pursuant to the audit committee charter, the functions of the committee include, among other things:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting and our disclosure controls and procedures;

•	meeting independently with our registered public accounting firm and management;

•	preparing the audit committee report required by SEC rules;

•	reviewing and approving or ratifying any related person transactions; and

•	overseeing our risk assessment and risk management policies.

All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and The NASDAQ Capital Market. Our board of directors has determined that Mr. Joyce is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable NASDAQ rules and regulations.

Compensation Committee

During our year ended December 31, 2015, our compensation committee held 5 meetings and acted by written consent 2 times. The members of our compensation committee are Ben R. Bronstein, M.D., Neal S. Walker, D.O. and Gary Phillips, M.D. Dr. Phillips serves as the chair of the compensation committee. Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees.

Pursuant to the compensation committee charter, the functions of this committee include:

•	evaluating the performance of our chief executive officer and determining the chief executive officer’s salary and contingent compensation based on his or her performance and other relevant criteria;

•	identifying the corporate and individual objectives governing the chief executive officer’s compensation;

•	in consultation with the chief executive officer, determining the compensation of our other officers;

•	making recommendations to our board of directors with respect to director compensation;

•	reviewing and approving the terms of material agreements with our executive officers;

•	overseeing and administering our equity incentive plans and employee benefit plans;

•	reviewing and approving policies and procedures relating to the perquisites and expense accounts of our executive officers;

•	if and as applicable, furnishing the annual compensation committee report required by SEC rules; and

•	conducting a review of executive officer succession planning, as necessary, reporting its findings and recommendations to our board of directors, and working with the board of directors in evaluating potential successors to executive officer positions.

Our board of directors has determined that each of Ben R. Bronstein, M.D., Neal S. Walker, D.O. and Gary Phillips, M.D. is independent under the applicable rules and regulations of NASDAQ, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) of the United States Internal Revenue Code of 1986, as amended, or Section 162(m).

Our chief executive officer and chief financial officer assist our compensation committee in carrying out its functions, although they do not participate in deliberations or decisions with respect to their own compensation. Since January 2015, our compensation committee has engaged the services of Pearl Meyer, Inc., a compensation consulting firm, to advise the compensation committee regarding the amount and types of compensation that we provide to our executives and directors and how our compensation practices compared to the compensation practices of other companies. Pearl Meyer reports directly to the compensation committee. Pearl Meyer does not provide any services to us other than the services provided to the compensation committee. The compensation committee believes that Pearl Meyer does not have any conflicts of interest in advising the compensation committee under applicable SEC rules or NASDAQ listing standards.

Nominating and Governance Committee

During our year ended December 31, 2015, our nominating and governance committee held 1 meeting. The members of our nominating and governance committee are Martin J. Joyce, Jesse Treu, Ph.D. and C. Boyd Clarke. Dr. Treu serves as the chair of the nominating and corporate governance committee. Pursuant to the nominating and corporate governance committee charter, the functions of this committee include, among other things:

•	identifying, evaluating, and making recommendations to our board of directors and our stockholders concerning nominees for election to our board of directors, to each of its committees and committee chairs;

•	annually reviewing the performance and effectiveness of our board of directors and developing and overseeing a performance evaluation process;

•	annually evaluating the performance of management, the board of directors and each board committee against their duties and responsibilities relating to corporate governance;

•	annually evaluating adequacy of our corporate governance structure, policies, and procedures; and

•	providing reports to our board of directors regarding the committee’s nominations for election to the board of directors and its committees.

Stock Option Committee

During our year ended December 31, 2015, our stock option committee did not hold any meetings and acted by written consent 1 time. The sole member of our stock option committee is Dr. Todd C. Brady, M.D., Ph.D. Pursuant to the stock option committee charter, the function of this committee includes, among other things, granting stock options to eligible, newly-hired non-executive employees under the 2013 Plan within certain grant guidelines specified in the stock option committee charter or as adopted from time to time by our board of directors or compensation committee.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has in the past served as an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Meetings of the Board of Directors

The full board of directors met 5 times during our year ended December 31, 2015. No director attended fewer than 75% of the total number of meetings of the board of directors and of any committees of the board of directors of which he or she was a member during our year ended December 31, 2015, except for Gary Phillips, M.D. who attended 62.5% of the meetings due to other business commitments and travel schedule.

It is our policy that directors are invited and encouraged to attend our annual meetings of stockholders. We expect to schedule our annual meetings on the same day as a regularly scheduled board of directors meeting in order to facilitate attendance by the members of our board of directors. Each of our directors attended our 2015 annual meeting of stockholders.

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and corporate governance committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board or the nominating and corporate governance committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by the nominating and corporate governance committee, the stockholder recommendation should be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company, and must include information regarding the candidate and the stockholder making the recommendation as required by our Bylaws.

Board Oversight of Risk

Our board of directors has responsibility for the oversight of the company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating/corporate governance committee manages risks associated with the independence of the board of directors, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Director Compensation

The following table sets forth information about the compensation of the non-employee members of our board of directors who served as a director during our year ended December 31, 2015. Other than as set forth in the table and described more fully below, during our year ended December 31, 2015, we did not pay any fees to, make any equity awards or non-equity awards to or pay any other compensation to the non-employee members of our board of directors. Dr. Brady, our chief executive officer, receives no compensation for his service as a director, and is not included in the table below. Mr. Clarke currently serves as chair of our board of directors.

	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)(2)(3)	Total ($)
Ben R. Bronstein, M.D.	$20,626		$33,109	$53,735
C. Boyd Clarke	38,626		33,109	$71,735
Martin J. Joyce	27,126		33,109	$60,235
Gary Phillips, M.D.	24,376		33,109	$57,485
Jesse I. Treu, Ph.D.	21,000	(4)	33,109	$54,109
Neal S. Walker, D.O.	20,626		33,109	$53,735

(1)	The amounts in this column represent the aggregate grant date fair value of option awards granted to the director during our fiscal year ended December 31, 2015, computed in accordance with FASB ASC Topic 718. See Note 10 to our financial statements included in this Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of our assumptions in determining the ASC 718 values of our option awards.
(2)	As of December 31, 2015, our non-employee directors held outstanding stock options as follows: Drs. Bronstein and Walker, 27,853 options; Mr. Clarke, 24,333 options; Mr. Joyce and Dr. Treu, 18,249 options; and Dr. Phillips, 27,852 options.
(3)	On June 9, 2015, each of our directors (other than Dr. Brady) was granted an option to purchase 6,083 shares of our common stock at an exercise price per share of $7.74. All of these options granted were made pursuant to our non-employee director compensation program.
(4)	These fees were paid to the management company of the venture capital fund affiliated with Dr. Treu in 2015.

Non-Employee Director Compensation

Each member of our board of directors who is not our employee will receive the following cash compensation for board services, as applicable:

•	$17,500 per year for service as member of the board of directors.

•	$17,500 per year for service as chairman of the board of directors.

•	$7,500 per year for service as chairman of the Audit Committee;

•	$5,000 per year for service as chairman of the Compensation Committee;

•	$3,500 per year for service as chairman of the Nominating and Corporate Governance Committee;

•	$3,750 per year for service as non-chairman member of the Audit Committee;

•	$2,500 per year for service as non-chairman member of the Compensation Committee; and

•	$1,750 per year for service as non-chairman member of the Nominating and Corporate Governance Committee.

Non-employee members of our board of directors will also receive automatic grants of non-statutory stock options under the 2013 Plan. For purposes of our automatic director grant program, a non-employee director is a director who is not employed by us and who does not receive compensation from us or have a business relationship with us that would require disclosure under certain Securities and Exchange Commission rules. Each non-employee director joining our board of directors will automatically be granted a non-statutory stock option to purchase 12,166 shares of common stock with an exercise price equal to the fair market value of our common stock on the grant date. This initial option will vest ratably in annual installments over 3 years of service following the date of grant.

In addition, on the date of each annual meeting of our stockholders, each non-employee director will automatically be granted a non-statutory stock option to purchase 6,083 shares of our common stock on that date with an exercise price equal to the fair market value of our common stock on the grant date. A non-employee director who receives an initial award will not receive the additional annual award in the same calendar year. Automatic annual grants vest in full on the one-year anniversary of the grant date.

If we are subject to a change in control, then all of the director’s automatic grants will become fully vested. All automatic director options have a maximum term of ten years.

We will also reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending board of directors and committee meetings.

Stockholder Communications with the Board of Directors

Stockholders wishing to communicate with the board of directors or with an individual member of the board of directors may do so by writing to the board of directors or to the particular member of the board of directors, care of the Corporate Secretary by mail to our principal executive offices, Attention: Corporate Secretary. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

EXECUTIVE OFFICERS

The following table provides information concerning our executive officers as of April 15, 2016:

Name	Age	Position(s)
Todd C. Brady, M.D., Ph.D.	44	Chief Executive Officer and Director
Stephen J. Tulipano	57	Chief Financial Officer
Scott L. Young	54	Chief Operating Officer
David J. Clark, M.D., M.R.C.P., A.F.P.M.	51	Chief Medical Officer

Todd C. Brady, M.D., Ph.D. See biographical information set forth above under “Proposal 1 — Election of Directors — Continuing Directors Not Standing for Election.”

Stephen Tulipano has served as our Chief Financial Officer since June 2014. He has 28 years of accounting and financial experience, of which 16 years were focused on the pharmaceutical industry. Most recently, he held positions at Three Tulips Inc., an accounting and management advisory services firm, where he provided full-time accounting services and financial management counsel. Prior to that, he served as Chief Financial Officer of Javelin Pharmaceuticals where he helped lead the company through its acquisition by Hospira in 2010. Previously, he held the role of Director of Corporate Accounting at Biogen Idec, one of the oldest biopharmaceutical companies in the U.S. He has also held several accounting roles both within companies and accounting firms. Mr. Tulipano holds a B.S. in Business Administration and Accounting from Salem State College and an M.B.A. in Finance from the Sawyer School of Management at Suffolk University. He is also a Certified Public Accountant.

Scott L. Young has served as our Chief Operating Officer since December 2011. Mr. Young has over 25 years of preclinical and clinical experience in both large and small pharmaceutical firms. Prior to joining Aldeyra, Mr. Young was Chief Operating Officer for Link Medicine Corporation, a biotechnology company developing novel pharmaceuticals to treat neurodegenerative diseases including Alzheimer’s Disease and Parkinson’s Disease, from 2006 to 2011. While at Link Medicine Corporation, Mr. Young and colleagues successfully raised more than $40 million in financing, advanced the lead program to clinical development, and subsequently out-licensed the technology to AstraZeneca UK Limited. Mr. Young was previously Chief Operating Officer of OXiGENE, Inc., a publicly traded oncology therapeutics development company, where from 1999 through 2006 he was instrumental in advancing a pharmaceutical candidate from laboratory testing into Phase III clinical trials and led the development of a compound in an orphan ophthalmology indication. Mr. Young has also held positions in clinical and regulatory affairs, cGMP manufacturing operations, and R&D and process development at Genzyme Corporation, RepliGen Corporation and Genetics Institute, Inc. (now Pfizer, Inc.). He holds a B.S. in biochemistry from the University of Massachusetts, Amherst.

David J. Clark, M.D., M.R.C.P., A.F.P.M. has served as our Chief Medical Officer since January 2016. He has approximately 18 years of global industry experience in both pharmaceutical firms and biotechnology companies based in the United States and Europe. Prior to joining Aldeyra, Dr. Clark served as the Chief Medical Officer of Wilson Therapeutics, a privately-held biotechnology company developing novel pharmaceuticals to treat Wilson Disease, a rare autosomal recessive disorder of copper metabolism, from 2013 to 2015. Prior to that, he served as the Senior Vice President of Translational Medicine of TransTech Pharma, LLC, a privately held pharmaceutical company focused on the discovery and development of human therapeutics across a wide range of indications in several therapeutic areas, including metabolic, neuroscience, respiratory, ophthalmology and oncology. Previously, he held the role of Chief Medical Officer at NormOxys Inc., a privately held biotechnology company focused on the development of a new class of small molecule drugs for the treatment of oncology, cardiovascular and neuroscience indications. Dr. Clark has also held clinical leadership positions at Pfizer Inc. from 2001 to 2009 and at GlaxoSmithKline plc from 1997 to 2001. Dr. Clark received his medical degree from the University of Edinburgh, trained in internal medicine and conducted respiratory medicine academic research in the UK before moving into pharmaceutical industry research.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information concerning the compensation paid to our Chief Executive Officer and our next two most highly compensated executive officers for our year ended December 31, 2015. We refer to these individuals as our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)	Total ($)
Todd C. Brady, M.D., Ph. D.	2015	$400,000	$—	$528,034	144,000	(3)	4,564	$1,076,598
President and Chief Executive Officer	2014	377,500	—	454,871	234,000		9,013	1,075,384

Stephen J. Tulipano	2015	274,270	—	146,676	94,050	(3)	—	514,996
Chief Financial Officer(4)	2014	135,000	—	246,994	44,898		—	426,892

Scott L. Young	2015	315,000	—	58,670	88,200	(3)	—	461,870
Chief Operating Officer	2014	322,679	—	—	132,300		—	454,979

(1)	The salary amount represents the salary earned from January 1 through December 31 of the applicable year.
(2)	Reflects the aggregate grant date fair value of stock awards and option awards granted during the applicable year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. In accordance with SEC rules, the grant date fair value of an award subject to performance conditions is based on the probable outcome of the conditions.
(3)	Represents amounts paid under our 2015 performance bonus plan paid in 2016.
(4)	Officer’s employment with us commenced on June 23, 2014.

Narrative Explanation of Certain Aspects of the Summary Compensation Table

Employment Letters

In November 2013, we entered into a letter agreement with Dr. Brady that became effective upon our initial public offering in May 2014. We and Dr. Brady amended such letter agreement in February 2014. Pursuant to such amended letter, Dr. Brady’s annual base salary was increased from $340,000 to $400,000 and his cash bonus opportunity for each of our fiscal years increased from 30% to 45% of his base salary. Dr. Brady’s base salary for 2016 is $440,000 and his target bonus is $220,000.

In June 2014, we entered into a letter agreement with Mr. Tulipano in connection with the commencement of his employment. Mr. Tulipano’s offer letter provides for an initial base salary of $260,000 per year, a cash bonus opportunity for each of our fiscal years of 30% of his base salary, a stock option grant of 67,642 shares of our common stock pursuant to the terms and conditions of the 2013 Plan which will vest over four years of employment with us, and other employee benefit plans and programs. On June 3, 2015, our compensation committee increased Mr. Tulipano’s annual salary from $260,000 to 285,000. Mr. Tulipano’s base salary for 2016 is $301,400 and his target bonus is $105,490.

In November 2013, we entered into a letter agreement with Mr. Young that became effective upon our initial public offering in May 2014. We and Mr. Young amended such letter agreement in February 2014. Pursuant to such amended letter, Mr. Young’s annual base salary was increased from $300,000 to $315,000 and his cash bonus opportunity for each of our fiscal years increased from 25% to 35% of his base salary. Mr. Young’s base salary for 2016 is $330,750 and his target bonus is $115,763.

Except as described below under “Severance and Change in Control Benefits,” each of our named executive officers must remain employed with us through the date of payment to receive a bonus.

Each of our named executive officers is eligible to receive certain benefits in the event of a change in control or if his employment is terminated under certain circumstances, as described under “Severance and Change in Control Benefits” below.

Equity Compensation

We offer stock options and restricted shares to our named executive officers as the long-term incentive component of our compensation program. We typically grant equity awards to new hires upon their commencing employment with us. Stock options allow employees to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant and may or may not be intended to qualify as “incentive stock options” for United States federal income tax purposes. Generally, the equity awards we grant vest in equal monthly installments over 48 months, subject to the employee’s continued employment with us on the vesting date.

In June 2015, Dr. Brady, Mr. Tulipano and Mr. Young were each granted an option to purchase shares of common stock in connection with their performance as employees of Aldeyra. The table below provides details regarding the foregoing grants.

Name	Grant Date	Number of Shares Underlying Option Grants		Exercise Price ($)
Todd C. Brady, M.D., Ph.D.	6/3/15	90,000	(1)	7.85
Stephen J. Tulipano	6/3/15	25,000	(1)	7.85
Scott L. Young	6/3/15	10,000	(1)	7.85

(1)	Option vests in equal monthly installments over four years of service following January 1, 2015 provided the optionee provides continuous service to us through each such vesting date.

As discussed below under “Severance and Change in Control Benefits,” stock options granted to our named executive officers are generally subject to accelerated vesting in the event such officer is subject to an involuntary termination or if we experience a change in control.

Effective March 16, 2016, the compensation committee of our board of directors granted options to purchase 300,000 shares of our common stock to Dr. Brady, 30,000 shares of our common stock to Mr. Tulipano and 10,000 shares of our common stock to Mr. Young. The exercise price for each of the options was $4.59 per share, which was the closing price of our common stock on March 16, 2016 as reported by NASDAQ. The options vest in equal monthly installments over four years of service following January 1, 2016 provided the named executive officer provides continuous service to us through such vesting dates.

Outstanding Equity Awards at Fiscal 2015 Year-End

The following tables show certain information regarding outstanding equity awards held by our named executive officers as of December 31, 2015. Except as indicated in the footnotes below, options granted to our named executive officers are generally immediately exercisable with respect to all of the option shares (whether vested or unvested), subject to our repurchase right in the event that the executive’s service terminates before vesting in such shares. For information regarding the vesting acceleration provisions applicable to the options held by our named executive officers, please see “Severance and Change in Control Benefits” below.

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Vested		Number of Securities Underlying Unexercised Options (#) Unvested	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Todd C. Brady	9/8/2013	128,056	(1)	64,028	—	0.552	9/7/2023
	9/8/2013	32,953	(2)	—	—	0.552	9/7/2023
	9/8/2013	48,021	(3)	—	—	0.552	9/7/2023
	10/30/2013	48,021	(4)	48,021	—	4.56	10/29/2023
	5/7/2014	19,017	(5)	57,051	—	8.00	5/6/2024
	6/3/2015	22,500	(6)	67,500		7.85	6/2/2025

Scott L. Young	6/22/2012	28,695	(7)	—	—	3.24	6/21/2022
	9/8/2013	64,028	(1)	32,014	—	0.552	9/7/2023
	9/8/2013	48,021	(3)	—	—	0.552	9/7/2023
	6/3/2015	2,500	(6)	7,500		7.85	6/2/2025

Stephen J. Tulipano	7/21/2014	25,366	(8)	42,276		4.99	7/20/2024
	6/3/2015	6,250	(6)	18,750		7.85	6/2/2025

(1)	Option vests over four years of service following April 15, 2013, with 25% vesting upon completion of 12 months of service and in 36 equal monthly installments thereafter.
(2)	Option vested in equal monthly installments over six months of service following April 1, 2013.
(3)	Option vested in three equal tranches upon the Company’s achievement of certain performance and market milestones.
(4)	Option vests in equal quarterly installments over four years of service following October 30, 2013.
(5)	Option vests in equal annual installments over four years of service following May 7, 2014.
(6)	Option vests in equal monthly installments over four years of service following January 1, 2015 provided the optionee provides continuous service to us through each such vesting date.
(7)	Option vests over four years of service following January 1, 2012, with 25% vesting upon completion of 12 months of service and in 36 equal monthly installments thereafter.
(8)	Option vests with respect to 25% of the shares after 12 months of continuous service with us following June 23, 2014, with the balance becoming exercisable in equal monthly installments over the next 36 months of continuous service provided thereafter.

Severance and Change in Control Benefits

Pursuant to their letter agreements and offer letters, if we terminate the employment of any of our named executive without cause or if such executive resigns for good reason, then he will be eligible to receive:

•	continued payment of base salary for 12 months (9 months in the case of Mr. Tulipano);

•	a lump-sum cash payment equal to the greater of such executive’s target bonus for the year in which such termination occurs or the actual bonus paid to the executive with respect to our most recently completed fiscal year;

•	payment by us of the monthly premiums under COBRA for such executive and their eligible dependents for up to 12 months (9 months in the case of Mr. Tulipano) following the termination of such executive’s employment; and

•	In the case of Dr. Brady and Mr. Young, accelerated vesting and exercisability with respect to all equity or equity-based awards held by such executive officer as if such executive officer has completed an additional 12 months of service with us, and up to 12 months following such termination to exercise any then-outstanding stock options or stock appreciation rights.

Such payments are contingent on the officer’s executing and not revoking a release of claims against us.

“Cause” means an officer’s:

•	unauthorized use or disclosure of our confidential information or trade secrets;

•	material breach of any agreement with us;

•	material failure to comply with our written policies or rules;

•	conviction of, or plea of “guilty” or “no contest” to, a felony;

•	gross negligence or willful misconduct;

•	continuing failure to perform assigned duties after receiving written notification of such failure from our board of directors; or

•	failure to cooperate in good faith with a governmental or internal investigation of us or our directors, officers or employees if such cooperation has been requested.

“Good Reason” means a resignation within 12 months after one of the following conditions has come into existence with the officer’s consent, but only if such officer has provided us with written notice of such condition within 90 days after it has come into existence and we have failed to cure such condition within 30 days after we receive such notice:

•	a reduction in such executive officer’s base salary or target bonus by more than 10%;

•	a material reduction of such executive officer’s authority, duties or responsibilities; or

•	a relocation of such executive officer’s principal workplace by more than 50 miles.

In addition, in the event that we are subject to a change in control, all of the equity or equity-based awards granted to each of Dr. Brady and Mr. Young will become fully vested and exercisable other than the option to purchase 28,695 shares granted to Mr. Young in 2012, which will so accelerate only upon his involuntary termination within 12 months of such change in control. A “change in control” means the consummation of a transaction in which any person acquires 50% or more of our voting stock; a sale of all or substantially all of our assets; our merger or consolidation; or replacement of a majority the members of our board of directors.

The option granted to Mr. Tulipano in July 2014 will become fully vested and exercisable if he is subject to a termination without cause by us or voluntarily resigns for good reason, in each case as defined above, within 12 months after our change in control. A “change in control” means the consummation of a transaction in which any person acquires 60% or more of our voting stock; a sale of all or substantially all of our assets; our merger or consolidation; or replacement of a majority the members of our board of directors.

Employee Benefits and Perquisites

Our named executive officers will be eligible to participate in our health and welfare plans to the same extent as all full-time employees. We do not provide our named executive officers with perquisites or other personal benefits other than reimbursement of certain healthcare premiums, as described in the Summary Compensation Table.

Letter Agreement with New Chief Medical Officer

In December 2015, we entered into a letter agreement with David J. Clark, M.D., our new chief medical officer. Dr. Clark commenced employment with us on January 11, 2016. Pursuant to his letter agreement, Dr. Clark’ starting base salary is $350,000, and he will be eligible for an annual performance bonus with a target equal to 35% of his base salary, prorated for our fiscal year ending December 31, 2016, based on his start date. In addition, pursuant to his letter agreement, Dr. Clark was granted an option to purchase 100,000 shares of our common stock which will vest over four years of continuous service provided by him, with 25% vesting after his completion of 12 months of continuous service and the remainder vesting in equal monthly installments over an additional three years of service.

Pursuant to the letter agreement, if we terminate the employment of Dr. Clarke without cause or if such executive resigns for good reason, then he will be eligible to receive:

•	continued payment of base salary for 9 months;

•	a lump-sum cash payment equal to the greater of such executive’s target bonus for the year in which such termination occurs or the actual bonus paid to the executive with respect to our most recently completed fiscal year; and

•	payment by us of the monthly premiums under COBRA for such executive and their eligible dependents for up to 9 months following the termination of such executive’s employment.

Such payments are contingent on the officer’s executing and not revoking a release of claims against us. “Cause” and “good reason” have the same meaning attributed to such terms in the letter agreements and offer letters we entered into with our named executive officers discussed above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 15, 2016 for:

•	each of our named executive officers;

•	each of our directors;

•	all of our executive officers and directors as a group; and

•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock based on currently available Schedules 13D and 13G filed with the SEC.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 9,712,521 shares of common stock outstanding at April 15, 2016. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options or warrants held by that person or entity that are currently exercisable or that will become exercisable or releasable within 60 days of April 15, 2016. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Aldeyra Therapeutics, Inc., 131 Hartwell Avenue, Suite 320, Lexington, Massachusetts 02421.

Name of Beneficial Owner	Number		Percentage
5% or Greater Stockholders
Funds affiliated with Domain Associates, L.L.C.	1,992,955	(1)	20.51%
Johnson & Johnson Innovation-JJDC, Inc.	1,750,292	(2)	18.02%
FMR LLC	1,437,811	(3)	14.80%
Deerfield Mgmt, L.P.	690,538	(4)	7.11%
Perceptive Advisors LLC	1,240,458	(5)	12.77%

Executive Officers and Directors
Todd Brady, M.D., Ph.D.	421,148	(6)	4.10%
Stephen Tulipano	45,016	(7)	*
Scott L. Young	155,539	(8)	1.58%
Ben Bronstein, M.D.	36,298	(9)	*
C. Boyd Clarke	33,750	(10)	*
Martin J. Joyce	27,694	(11)	*
Gary Phillips, M.D.	33,172	(12)	*
Jesse Treu, Ph.D.	2,007,149	(13)	20.64%
Neal Walker, D.O.	27,447	(14)	*
All current executive officers and directors as a group (10 persons)	2,787,213	(15)	28.40%

*	Less than 1% of the outstanding shares of common stock.
(1)

Consists of 10,358 shares of common stock held by Domain Associates LLC, 1,973,389 shares of common stock held by Domain Partners VI, L.P. and 9,208 shares of common stock held by DP VI Associates, L.P. The managing members of One Palmer Square Associates VI, L.L.C., the general partner of Domain Partners VI, L.P. and DP VI Associates, L.P., share voting and investment power with respect to these shares. The managing members of Domain Associates LLC are James Blair, Jesse Treu, Brian Dovey,

Nicole Vitullo, Brian Halak and Kim Kamdar. Each of James Blair, Jesse Treu, Brian Dovey, Nicole Vitullo, Brian Halak and Kim Kamdar share voting and investment power with respect to the securities held by Domain Associates LLC. Each of James Blair, Jesse Treu, Brian Dovey, Nicole Vitullo, Brian Halak and Kim Kamdar disclaims beneficial ownership of the securities held by Domain Associates LLC except to the extent of his or her pecuniary interest therein, if any. The address of Domain Associates LLC is: One Palmer Square, Suite 515, Princeton, NJ 08542. The forgoing information in this footnote is based on a Schedule 13G filed by Domain Partners VI, L.P. and DP VI Associates, L.P. on February 5, 2015.
(2)	Linda Vogel, Investment Portfolio Manager, of Johnson & Johnson Innovation-JJDC, Inc. (JJDC) exercises voting and dispositive power over the shares held by JJDC. The address of JJDC is: 410 George St., New Brunswick, NJ 08901. The forgoing information in this footnote is based on a Schedule 13G filed by Johnson & Johnson Innovation – JJDC, Inc. and Johnson & Johnson on February 5, 2015.
(3)	Consists of (a) 958,916 shares held by Fidelity Select Biotechnology Portfolio and (b) 478,895 shares held by Fidelity Advisor Biotechnology Fund. These accounts are managed by direct or indirect subsidiaries of FMR LLC. Edward C. Johnson 3d is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman and the President of FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered ito a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (Fidelity Funds) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for Fidelity Select Portfolios: Biotechnology Portfolio is c/o Brown Brothers Harriman & Co., 525 Washington Blvd, Jersey City, NJ 07310. The address for Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund is c/o State Street Bank & Trust, P.O. Box 5756, Boston, MA 02206. The foregoing information in this footnote is based on a Schedule 13G filed by FMR LLC, Abigail P. Johnson and Fidelity Advisor Biotechnology Fund on February 12, 2016.
(4)	Deerfield Management Company, L.P., as the investment advisor of, and Deerfield Mgmt, L.P., as the general partner of, Deerfield Special Situations Fund, L.P. and James Flynn share power to dispose or direct disposition of and to vote or direct the vote of shares held by Deerfield Special Situations Fund, L.P. The address for Deerfield Management Company, L.P. is: 780 Third Avenue, 37th Floor, New York, NY 10017. The foregoing information in this footnote is based on a Schedule 13G filed by Deerfield Management Company, L.P., Deerfield Mgmt, L.P., Deerfield Special Situations Fund, L.P. and James Flynn on February 16, 2016.
(5)	The shares are held by an investment fund to which Perceptive Advisors LLC serves as the investment manager. Mr. Edelman serves as the managing member of Perceptive Advisors LLC. Each of the reporting persons has shared voting and investment power over all 1,240,458 shares. The address for Perceptive Advisors LLC is: 499 Park Avenue, 25th Floor, New York, NY 10022. The foregoing information in this footnote is based on a Schedule 13G filed by Perceptive Advisors LLC and Joseph Edelman on February 16, 2016.
(6)	Includes options to purchase 399,059 shares of common stock that may be exercised within 60 days of April 15, 2016.
(7)	Includes options to purchase 45,016 shares of common stock that may be exercised within 60 days of April 15, 2016.
(8)	Includes options to purchase 155,539 shares of common stock that may be exercised within 60 days of April 15, 2016.

(9)	Includes options to purchase 23,798 shares of common stock that may be exercised within 60 days of April 15, 2016.
(10)	Includes options to purchase 18,250 shares of common stock that may be exercised within 60 days of April 15, 2016.
(11)	Includes options to purchase 14,194 shares of common stock that may be exercised within 60 days of April 15, 2016.
(12)	Includes options to purchase 23,797 shares of common stock that may be exercised within 60 days of April 15, 2016.
(13)	Includes options to purchase 14,194 shares of common stock that may be exercised within 60 days of April 15, 2016 and securities beneficially owned by Domain Partners VI, DP VI Associates, L.P. and Domain Associates LLC as set forth in footnote 1 above, for which Dr. Treu may be deemed to share voting and investment power. Dr. Treu disclaims beneficial ownership of the securities held by Domain Partners VI, DP VI Associates, L.P. and Domain Associates LLC except to the extent of his pecuniary interest therein, if any.
(14)	Includes options to purchase 21,197 shares of common stock that may be exercised within 60 days of April 15, 2016.
(15)	Includes options to purchase 715,044 shares of common stock that may be exercised within 60 days of April 15, 2016.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with our directors and executive officers described elsewhere in this annual report, the following is a description of each transaction since January 1, 2015 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Employment Agreements

We have entered into offer letters with our named executive officers. For more information regarding these agreements, see the section of this prospectus entitled “Executive Compensation — Narrative Disclosure to Compensation Tables.”

Indemnification Agreements

We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses, judgments, fines and settlement amounts, among others, incurred by this person in any action or proceeding arising out of this person’s services as a director or executive officer in any capacity with respect to any employee benefit plan or as a director, partner, trustee or agent of another entity at our request. We believe that these provisions in our amended and restated certificate of incorporation and amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

Stock Option Grants to Executive Officers and Directors

We have granted stock options to our executive officers and certain of our directors as more fully described in the section entitled “Management — Director Compensation” and “Executive Compensation.”

Policies and Procedures for Related Party Transactions

Pursuant to our code of conduct and audit committee charter, any related party transaction or series of transactions with an executive officer, director, or any of such persons’ immediate family members or affiliates, in which the amount, either individually or in the aggregate, involved exceeds $120,000 must be presented to our audit committee for review, consideration and approval. All of our directors and executive officers are required to report to our audit committee any such related party transaction. In approving or rejecting the proposed transactions, our audit committee shall consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Our audit committee shall approve only those transactions that, in light of known circumstances, are not inconsistent with Aldeyra’s best interests, as our audit committee determines in the good faith exercise of its discretion.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this annual report anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons, we believe that during fiscal 2015, all Section 16(a) filing requirements were satisfied on a timely basis.

AUDIT COMMITTEE REPORT

The information contained in the following report of Aldeyra’s audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Aldeyra specifically incorporates it by reference.

Role of the Audit Committee

The audit committee operates under a written charter adopted by our board of directors. The audit committee of our board of directors oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our audit committee is responsible for reviewing our disclosure controls and processes, and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our audit committee before we enter into them, as required by applicable rules and listing standards. A more detailed description of the functions and responsibilities of the audit committee can be found in Aldeyra’s audit committee charter, published on the corporate governance section of Aldeyra’s website at http://ir.aldeyra.com/.

The audit committee oversees our financial reporting process on behalf of the board of directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations and ethical business conduct. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

Review of Audited Financial Statements for the Year Ended December 31, 2015

The audit committee has reviewed and discussed with Aldeyra’s management and BDO USA, LLP the audited consolidated financial statements of Aldeyra for the year ended December 31, 2015. The audit committee has also discussed with BDO USA, LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding communications between our independent registered public accounting firm and audit committee.

The audit committee has received and reviewed the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with BDO USA, LLP its independence from us.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Aldeyra’s annual report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.

Submitted by the audit committee of the board of directors:

Marty Joyce (Chair)

Ben Bronstein, M.D.

C. Boyd Clarke

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as Aldeyra may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote at your earliest convenience on the Internet or by telephone as instructed, or by executing and returning a proxy card, if you have requested one, in the envelope provided.

THE BOARD OF DIRECTORS

Lexington, Massachusetts

April 25, 2016

APPENDIX A

AMENDMENT NO. 1 TO THE ALDEYRA THERAPEUTICS, INC.

2013 EQUITY INCENTIVE PLAN

Aldeyra Therapeutics, Inc., a Delaware corporation (the “Company”), adopted the 2013 Equity Incentive Plan on September 8, 2013 (the “Plan”). Unless otherwise defined herein, all capitalized terms shall have the meaning set forth in the Plan.

1.	Sections 3.1 and 3.2 of the Plan shall be amended and restated in their entirety to read as follows:

“3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed the sum of (a) 1,880,950 Common Shares and (b) the additional Common Shares described in Articles 3.2 and 3.3. The number of Common Shares that are subject to Stock Awards outstanding at any time under the Plan may not exceed the number of Common Shares that then remain available for issuance under the Plan. The numerical limitations in this Article 3.1 shall be subject to adjustment pursuant to Article 9.

3.2 Annual Increase in Shares. As of the first business day of each fiscal year of the Company during the term of the Plan, commencing on the first day of the Company’s 2017 fiscal year, the aggregate number of Common Shares that may be issued under the Plan shall automatically increase by a number equal to the least of (a) 7% of the total number of Common Shares outstanding on the last calendar day of the prior fiscal year, (b) subject to adjustment under Article 9, 1,000,000 Common Shares, or (c) a number of Common Shares determined by the Board.”

Except as expressly amended hereby, the Plan shall remain unchanged and in full force and effect and is hereby ratified and confirmed.

Adopted by the Company’s Board of Directors: March 16, 2016

A-1

APPENDIX B

ALDEYRA THERAPEUTICS, INC.

2016 EMPLOYEE STOCK PURCHASE PLAN

(AS ADOPTED ON MARCH 16, 2016)

ALDEYRA THERAPEUTICS, INC.

2016 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. PURPOSE OF THE PLAN.

The Board adopted the Plan effective as of March 16, 2016. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions or other approved contributions.

SECTION 2. ADMINISTRATION OF THE PLAN.

(a) Committee Composition. The Committee shall administer the Plan. The Committee shall consist exclusively of one or more members of the Board, who shall be appointed by the Board.

(b) Committee Responsibilities. The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

SECTION 3. STOCK OFFERED UNDER THE PLAN.

(a) Authorized Shares. The number of shares of Stock available for purchase under the Plan shall be 97,500 of the Company’s Stock (subject to adjustment pursuant to Subsection (c) below), plus the additional shares described in Subsection (b) below. Shares of Stock issued pursuant to the Plan may be authorized but unissued shares or treasury shares.

(b) Annual Increase in Shares. As of the first business day of each fiscal year of the Company during the term of the Plan, commencing on January 1, 2017, the aggregate number of shares of Stock that may be issued under the Plan shall automatically increase by a number equal to the least of (i) 1% of the total number of shares of Stock actually issued and outstanding on the last business day of the prior fiscal year (excluding any rights to purchase shares of common shares that may be outstanding, such as options or warrants), or (ii) a number of shares of Stock determined by the Board.

(c) Anti-Dilution Adjustments. In the event that any dividend or other distribution (whether in the form of cash, stock or other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Stock or other securities of the Company, or other similar change in the corporate structure of the Company affecting the Stock and effected without receipt or payment of consideration by the Company occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, there will be a proportionate adjustment of the number and class of Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 3(a), 3(b)(ii) and 9(c).

(d) Reorganizations. Any other provision of the Plan notwithstanding, in the event of a Corporate Reorganization, the Plan may be continued or assumed by the surviving corporation or its parent corporation. If such acquirer refuses to continue or assume the Plan, then, immediately prior to the effective time of the Corporate Reorganization, any Offering Period then in progress shall terminate, and, a new Purchase Date for each such Offering Period will be set, immediately prior to the effective time of the Corporate Reorganization. In the event a new Purchase Date is set under this Section 3(d), Participants will be given notice of the new Purchase Date. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 4. ENROLLMENT AND PARTICIPATION.

(a) Offering Periods and Purchase Periods.

(i) Base Offering Periods. The Committee may establish Offering Periods of such frequency and duration as it may from time to time determine as appropriate (the “Base Offering Periods”); provided that a Base Offering Period shall in no event be longer than 27 months (or such other period as may be imposed under applicable tax law). The Base Offering Periods are intended to qualify under Code Section 423. Unless changed by the Committee, the Plan shall operate such that two Base Offering Periods, each of six months’ duration and each including a single six-month Purchase Period, will commence on July 1 and January 1 of each year, except that the first Base Offering Period will commence on the IPO Date and shall end on or about December 31, 2016. The Committee may determine that the first Base Offering Period applicable to the Eligible Employees of a new Participating Company shall commence on any later date specified by the Committee.

(ii) Additional Offering Periods. At the discretion of the Committee, additional Offering Periods (the “Additional Offering Periods”) may be conducted under the Plan or, if necessary or advisable, in the sole discretion of the Committee, under a separate sub-plan or sub-plans permitting grants to Eligible Employees of certain Participating Companies (each, a “Sub-Plan”). Such Additional Offering Periods may, but need not, qualify under Code Section 423, and may be designed to achieve desired tax or other objectives in particular locations outside the United States of America or to comply with local laws applicable to offerings in such foreign jurisdictions. The Committee shall determine the commencement and duration of each Additional Offering Period, and Additional Offering Periods may be consecutive or overlapping. The other terms and conditions of each Additional Offering Period shall be those set forth in this Plan document or in the applicable Sub-Plan, with such changes or additional features as the Committee determines necessary to comply with local law. Each Sub-Plan shall be considered a separate plan from the Plan (the “Statutory Plan”). The total number of Shares authorized to be issued under the Plan as provided in Section 3 above applies in the aggregate to both the Statutory Plan and any Sub-Plan. Unless otherwise superseded by the terms of such Sub-Plan, the provisions of this Plan document shall govern the operation of such SubPlan.

(iii) Separate Offerings. Each Base Offering Period and Additional Offering Period conducted under the Plan or any Sub-Plan is intended to constitute a separate “offering” for purposes of Code Section 423.

(iv) Equal Rights and Privileges. To the extent an Offering Period is intended to qualify under Code Section 423, all participants in such Offering Period shall have the same rights and privileges with respect to their participation in such Offering Period in accordance with Code Section 423 and the regulations thereunder except for differences that may be mandated by local law and are consistent with the requirements of Code Section 423(b)(5).

(b) Enrollment. Any individual who qualifies as an Eligible Employee on the first day of any Offering Period other than the first Offering Period may elect to become a Participant on such day by filing the prescribed enrollment form with the Company. The enrollment form shall be filed at the prescribed location at least 10 business days (or such other period as the Committee or its designee may designate) prior to such day.

(c) Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she:

(i) Reaches the end of the Offering Period or Purchase Period, as applicable, in which his or her employee contributions were discontinued under Section 5(c) or 9(b);

(ii) Is deemed to withdraw from the Plan under Subsection (b) above;

(iii) Withdraws from the Plan under Section 6(a); or

(iv) Ceases to be an Eligible Employee.

A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in a later calendar year, if he or she then is an Eligible Employee. In all other cases, a former Participant may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above.

SECTION 5. EMPLOYEE CONTRIBUTIONS.

(a) Commencement of Payroll Deductions. A Participant may purchase shares of Stock under the Plan by means of payroll deductions or other approved contributions in form and substance satisfactory to the Committee. Payroll deductions or other approved contributions shall commence as soon as reasonably practicable after the Company has received the prescribed enrollment form. In jurisdictions where payroll deductions are not permitted under local law, Participants may purchase shares of Stock by making contributions in the form that is acceptable and approved by the Committee.

(b) Amount of Payroll Deductions. An Eligible Employee shall designate on the prescribed enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%.

(c) Reducing Withholding Rate or Discontinuing Payroll Deductions. If a Participant wishes to reduce his or her rate of payroll withholding, such Participant may do so by filing a new enrollment form with the Company at the prescribed location at any time. The new withholding rate shall be effective as soon as reasonably practicable after the Company has received such form. The new withholding rate may be 0% or any whole percentage of the Participant’s Compensation, but not more than his or her old withholding rate. No Participant shall make more than two elections under this Subsection (c) during any Purchase Period. (In addition, employee contributions may be discontinued automatically pursuant to Section 9(b).)

(d) Increasing Withholding Rate. If a Participant wishes to increase his or her rate of payroll withholding, such Participant may do so by filing a new enrollment form with the Company at the prescribed location at any time. The new withholding rate may be effective on the first day of the next-upcoming Offering Period in which the Participant participates, provided that the Participant has filed the enrollment form with the Company at the prescribed location at least 10 business days (or such other period as the Committee or its designee may designate) prior to such day. The new withholding rate may be any whole percentage of the Participant’s Compensation, but not less than 1% nor more than 15%. An increase in a Participant’s rate of payroll withholding may not take effect during an Offering Period.

SECTION 6. WITHDRAWAL FROM THE PLAN.

(a) Withdrawal. A Participant may elect to withdraw from the Plan (or, if applicable, from an Offering Period) by filing the prescribed form with the Company at the prescribed location at any time before a Purchase Date. As soon as reasonably practicable thereafter, payroll deductions or other approved contributions shall cease and the entire amount credited to the Participant’s Plan Account with respect to such Offering Period shall be refunded to him or her in cash, without interest (except as otherwise required by the laws of the local jurisdiction). No partial withdrawals from an Offering Period shall be permitted.

(b) Re-Enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(b). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 7. CHANGE IN EMPLOYMENT STATUS.

(a) Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment provided that each Participating Company is then participating in the same Offering Period.)

(b) Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate on the first day following three months after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(c) Death. In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant’s estate. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant’s death.

SECTION 8. PLAN ACCOUNTS AND PURCHASE OF SHARES.

(a) Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. Unless otherwise required by the laws of the local jurisdiction, no interest shall be credited to Plan Accounts.

(b) Purchase Price. The Purchase Price for each share of Stock purchased on a Purchase Date shall be the lower of:

(i) 85% of the Fair Market Value of such share on the first day of such Offering Period or, in the case of the first Offering Period under the Plan, 85% of the price at which one share of Stock is offered to the public in the IPO; or

(ii) 85% of the Fair Market Value of such share on the Purchase Date.

(c) Number of Shares Purchased. On each Purchase Date, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Offering Period in accordance with Section 6(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing number of shares of Stock purchasable by a Participant are subject to the limitations set forth in Section 9. The Committee may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

(d) Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase with respect to a particular Purchase Period exceeds (i) the number of shares of Stock that were available under Section 3 above for sale under the Plan on the first day of the applicable Offering Period, or (ii) the number of shares that were available under Section 3 above for sale under the Plan on the applicable Purchase Date, then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction. The numerator of such fraction is the number of shares that such Participant has elected to purchase, and the denominator of such fraction is the number of shares that all Participants have elected to purchase. The Company may make a pro rata allocation of the shares available on the first day of an applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such date. In the event of a pro-rata allocation under this Section (d), the Committee may determine in its discretion to continue all Offering Periods then in effect or terminate all Offering Periods then in effect pursuant to Section 14.

(e) Issuance of Stock. The shares of Stock purchased by a Participant under the Plan may be registered in the name of such Participant, or jointly in the name of such Participant and his or her spouse as joint tenants with the right of survivorship or as community property (with or without the right of survivorship). The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. (The two preceding sentences shall apply whether or not the Participant is required to pay income tax in the United States.)

(f) Tax Withholding. To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any shares of Stock under the Plan until such obligations, if any, are satisfied.

(g) Unused Cash Balances. Subject to the final sentence of Section 8(c), an amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant’s Plan Account to the next Purchase Period. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsections (c) or (d) above or Section 9(b) shall be refunded to the Participant in cash, without interest (except as otherwise required by the laws of the local jurisdiction).

(h) Stockholder Approval. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.

SECTION 9. PLAN LIMITATIONS.

(a) Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company, determined in accordance with applicable tax law.

(b) Dollar Limit. Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of the following limit:

(i) In the case of Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased under the Plan in the current calendar year.

(ii) In the case of Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased under the Plan in the current calendar year and in the immediately preceding calendar year.

(iii) In the case of Stock purchased during an Offering Period that commenced in the second calendar year before the current calendar year, the limit shall be equal to (A) $75,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased under the Plan in the current calendar year and in the immediately preceding two calendar years.

For all purposes under this Subsection (b), (A) the Fair Market Value of Stock shall be determined as of the beginning of the Offering Period in which such Stock is purchased; and (B) this Plan shall be aggregated with any other employee stock purchase plans of the Company (or any parent or Subsidiary of the Company) described in Code Section 423. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall automatically resume at the beginning of the next Offering Period with a scheduled Purchase Date in the next calendar year, provided that he or she is an Eligible Employee at the beginning of such Offering Period.

(c) Purchase Period Share Purchase Limit. Any other provision of the Plan notwithstanding, no Participant shall purchase more than 8,500 shares of Stock with respect to any Purchase Period; provided that the Committee may, for future Offering Periods, increase or decrease in its absolute discretion, the maximum number of shares of Stock that a Participant may purchase during each Purchase Period.

SECTION 10. RIGHTS NOT TRANSFERABLE.

The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

SECTION 11. NO RIGHTS AS AN EMPLOYEE.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 12. NO RIGHTS AS A STOCKHOLDER.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the applicable Purchase Date.

SECTION 13. SECURITIES LAW REQUIREMENTS.

Shares of Stock shall not be issued, and the Company shall have no liability for failure to issue shares of Stock, under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 14. AMENDMENT OR DISCONTINUANCE.

(a) General Rule. The Committee, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Committee, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Stock on the next Purchase Date, or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 3(c) or (d)). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts which have not been used to purchase shares of Stock will be returned to the Participants (without interest thereon, except as otherwise required by the laws of the local jurisdiction) as soon as administratively practicable.

(b) Committee’s Discretion. Without stockholder consent and without limiting Section 14(a), the Committee will be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as it determines in its sole discretion advisable which are consistent with the Plan.

(c) Accounting Consideration. In the event the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) Amending the Plan to conform with the safe harbor definition under Financial Accounting Standards Board Accounting Standards Codification Topic 718, including with respect to an Offering Period underway at the time;

(ii) Altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii) Shortening any Offering Period by setting a new Purchase Date, including an Offering Period underway at the time of the Committee’s action;

(iv) Reducing the maximum percentage of Compensation a Participant may elect to set aside as payroll deductions; and

(v) Reducing the maximum number of shares of Stock a Participant may purchase during any Purchase Period.

Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.

(d) Stockholder Approval. Except as provided in Section 3, any increase in the aggregate number of shares of Stock that may be issued under the Plan shall be subject to the approval of the Company’s stockholders. In addition, any other amendment of the Plan shall be subject to the approval of the Company’s stockholders to the extent required under Section 14(e) or by any applicable law or regulation.

(e) Plan Termination. The Plan shall terminate automatically 20 years after its adoption by the Board, unless (i) the Plan is extended by the Board and (ii) the extension is approved within 12 months by a vote of the stockholders of the Company.

SECTION 15. DEFINITIONS.

(a) “Board” means the Board of Directors of the Company, as constituted from time to time.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means a committee of the Board, as described in Section 2.

(d) “Company” means Aldeyra Therapeutics, Inc. a Delaware corporation.

(e) “Compensation” means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, incentive compensation, commissions,

overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under Code Sections 401(k) or 125. “Compensation” shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to equity compensation awards of the Company, and similar items. The Committee shall determine whether a particular item is included in Compensation.

(f) “Corporate Reorganization” means:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(g) “Eligible Employee” means a common law employee of a Participating Company who is customarily employed for more than five months per calendar year and at least 20 hours per week. The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her. In addition, the Committee may determine prior to the commencement of an Offering Period not to exclude part-time employees or exclude employees whose customary employment is for fewer hours per week or fewer months in a calendar year; provided that such terms are applied in an identical manner to all employees of every Participating Company in such Offering Period.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) “Fair Market Value” means the price at which Stock was last sold in the principal U.S. market for the Stock on the applicable date or, if the applicable date was not a trading day, on the last trading day prior to the applicable date. If Stock is no longer traded on a public U.S. securities market, the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate. The Committee’s determination shall be conclusive and binding on all persons.

(j) “Offering Period’’ means any period, including as the context requires Base Offering Periods and Additional Offering Periods, with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).

(k) “Participant” means an Eligible Employee who participates in the Plan or any Sub-Plan, as provided in Section 4.

(l) “Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

(m) “Plan” means this Aldeyra Therapeutics 2016 Employee Stock Purchase Plan, as it may be amended from time to time.

(n) “Plan Account” means the account established for each Participant pursuant to Section 8(a).

(o) “Purchase Date” means the last trading day of a Purchase Period.

(p) “Purchase Period” means a period within an Offering Period (which for an Offering Period with only a single Purchase Period would be coterminous with the Offering Period) during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 4(a).

(q) “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 8(b).

(r) “Stock” means the Common Stock of the Company.

(s) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

ANNUAL MEETING OF STOCKHOLDERS OF

ALDEYRA THERAPEUTICS, INC.

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		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
		☐	☐	☐
1.	Election of Two Class II Directors

Nominees
01	Gary Phillips, M.D. 02 Neal Walker, D.O.
The Board of Directors recommends you vote FOR proposals 2., 3. and 4.						For	Against	Abstain
2.	To ratify the appointment of BDO USA, LLP as Aldeyra Therapeutics, Inc.’s independent registered public accounting firm for the year ending December 31, 2016.					☐	☐	☐
3.	To approve an amendment to the Aldeyra Therapeutics, Inc. 2013 Equity Incentive Plan to increase the aggregate number of shares authorized for issuance under the plan.					☐	☐	☐
4.	To approve the Aldeyra Therapeutics, Inc. 2016 Employee Stock Purchase Plan.					☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date				Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

ALDEYRA THERAPEUTICS, INC.

Annual Meeting of Stockholders

June 9, 2016

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Todd C. Brady, M.D., Ph.D. and Stephen Tulipano, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Aldeyra Therapeutics, Inc. that the undersigned is entitled to vote at the Annual Meeting of stockholders to be held at 10:00 AM, EDT on June 9, 2016, at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, One Marina Park Drive, Suite 900, Boston, MA 02210, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side